Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Trans Energy, Inc. (the "Company") on Form 10-K for the period ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lisa A. Corbitt, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/   LISA A. CORBITT
Lisa A. Corbitt
Chief Financial Officer
April 14, 2011

     A signed original of this written statement required by Section 906, or other document authenticating,   acknowledging, or otherwise adopting the signature that appears in typed form within the electronic  version of this written statement has been provided to the Company and will be retained by the  Company and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing  certifications are accompanying the Company's Form 10-K  solely pursuant  to  section  906 of  the  Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)  and is not being  filed  as part of the  Form  10-K  or as a  separate disclosure document.